Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 16, 2024, relating to the financial statements of Tenet Medicines, Inc., appearing in the Current Report on Form 8-K of Climb Bio, Inc. (formerly Eliem Therapeutics, Inc.) filed with the SEC on June 27, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California

November 12, 2024